Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-108817, 333-84710, 333-44548, 333-60150, 333-120564, 333-127850, 333-136551 and 333-161639) of UTStarcom Holdings Corp. of our report dated June 30, 2016 relating to the consolidated financial statements of iTV Media Inc. as of and for the year ended December 31, 2015, which appears in this amendment No. 1 to Annual Report on Form 20-F of UTStarcom Holdings Corp.

/s/GHP Horwath, P.C.

Denver, CO

June 30, 2016